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                                UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)       August 28, 1996
                                                 -------------------------------


                              La-Man Corporation
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)


          Nevada                         0-14427                33-2286268
- ------------------------------        ------------         -------------------
(State or other jurisdiction          (Commission             (IRS Employer
of incorporation)                     File Number)          Identification No.)


    2180 State Road 434, Suite 6136, Longwood, FL                 32779
- --------------------------------------------------------------------------------
     (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code         (407) 865-5995
                                                   -----------------------------


                                Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

     On August 28, 1996, Heritage Packaging Services, Inc., a wholly-owned Indiana subsidiary of the Registrant ("Heritage") sold substantially all of its assets to Midwest Packaging Products, Inc., an Indiana corporation in formation ("Midwest"), pursuant to an Agreement for Purchase of Assets between Heritage and Midwest dated as of August 27, 1996 ("Agreement"). A copy of the Agreement is filed as Exhibit 2.1 to this Report and incorporated by reference herein.

     The assets sold by Heritage to Midwest were comprised of accounts receivable, inventory, furniture, fixtures and equipment, storage and packaging materials and related supplies, and all rights of Heritage in and to the name "Heritage Packaging Services, Inc." In consideration therefor, Midwest paid to Heritage the cash sum of $35,000 and assumed certain accounts payable and other liabilities of Heritage.

     The consideration and the other terms and provisions of the Agreement were the result of arm's-length negotiations among the Registrant, Heritage, Midwest and its principals.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


     (c)   Exhibits.

           2.1 Agreement for Purchase of Assets dated as of August 27, 1996 between Heritage Packaging Services, Inc. and Midwest Packaging Products, Inc.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                             LA-MAN CORPORATION
                                             (REGISTRANT)


Date: September 10, 1996                     By: /s/ Otto J. Nicols
                                             ___________________________
                                                 Otto J. Nicols
                                                 Vice President, Treasurer (CFO)
                                                 and Assistant Secretary

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